UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 21, 2017

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company		☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Item 1.02. Termination of a Material Definitive Agreement.
On December 21, 2017, Kellogg Funding Company, LLC (“Kellogg Funding”), an indirect, wholly-owned subsidiary of Kellogg Company (the “Company”), notified Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), that it would wind-down its previously disclosed accounts receivable securitization program governed by each of (i) the Receivables Purchase Agreement, dated July 13, 2016, (as subsequently amended, the “Receivables Purchase Agreement”) among Kellogg Business Services Company, an indirect, wholly-owned subsidiary of the Company, as servicer, Rabobank, as purchaser and administrative agent, and each of the other purchasers party thereto, (ii) the Receivables Sale Agreement (the “Receivables Sale Agreement”), between Kellogg Sales Company (“Kellogg Sales”), an indirect, wholly-owned subsidiary of the Company, and Rabobank and (iii) the Performance Undertaking Agreement (the “Performance Undertaking Agreement”), between the Company and Rabobank. The wind-down will commence December 29, 2017, no new receivables will be sold into the program after December 28, 2017, and each of the Receivables Purchase Agreement, the Receivables Sale Agreement and the Performance Undertaking Agreement will finally terminate at such time as sufficient outstanding receivables settle.

Under the accounts receivables securitization program, Kellogg Sales sold without recourse certain eligible short-term trade accounts receivable to Kellogg Funding. Kellogg Funding sold the receivables in their entirety to Rabobank (and the other financial institutions party to the Receivables Purchase Agreement as purchasers from time to time). The Company guaranteed the obligations of Kellogg Sales and Kellogg Services under the accounts receivable securitization program. Under the accounts receivable securitization program, Kellogg Funding was eligible to sell up to $600 million of receivables to Rabobank (and any other financial institutions party to the Receivables Purchase Agreement as purchasers from time to time). The accounts receivable securitization program was set to expire in July 2018.

Kellogg Company is terminating the accounts receivable securitization program as a result of declining customer interest in an extended-terms program, and recent changes to accounting guidelines that (i) no longer treat the advances from the securitization in a way that preserves Cash Flow, defined as Cash From Operations less Capital Expenditure, and (ii) require burdensome administration, including daily reconciliations of receivables sold and collected under the program. Terminating the securitization will have no impact on our Cash Flow.
Forward-Looking Statements
This document contains "forward-looking statements" about the Company’s accounts receivable securitization program and Cash Flow. These statements are made on the basis of the Company's views and assumptions as of this time and the Company undertakes no obligation to update these statements unless required by law.  These statements are not a guarantee of future performance; and actual events or results may differ materially from these statements. Investors should consult the Company's filings with the Securities and Exchange Commission (including the information set forth under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016) for information about certain factors that could cause such differences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: December 27, 2017	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Vice Chairman, Corporate Development and Chief Legal Officer